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                                                                    EXHIBIT 10.7
                    SECURITY CAPITAL ATLANTIC INCORPORATED
                    SHARE OPTION PLAN FOR OUTSIDE DIRECTORS
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                    SECURITY CAPITAL ATLANTIC INCORPORATED

                    SHARE OPTION PLAN FOR OUTSIDE DIRECTORS


     1. PURPOSE OF THE PLAN. This Share Option Plan is intended to advance the interests of Security Capital Atlantic Incorporated (the "Company") and its shareholders by affording to the Directors who are not officers or employees of the Company or the REIT Manager or its affiliates an additional opportunity to participate in the ownership of the Company and to benefit from any appreciation in the market value of the Shares in order to motivate, retain and attract highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company depends.

     2. DEFINITIONS. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

     (a) "Administrator" - The Secretary of the Company or other person (who is not an Outside Director) designated by the Board of Directors of the Company to administer the Plan.

     (b)  "Annual Meeting" - The annual meeting of shareholders of the Company.

     (c) "Articles of Incorporation" - The Company's Second Amended and Restated Articles of Incorporation, as amended or supplemented from time to time.

     (d) "Disability" - Disability resulting from injury or illness which, as determined by the Administrator, renders the Optionee unable to serve as a Director of the Company.

     (e) "Option" - An option to purchase Shares granted pursuant to the provisions hereof.

     (f) "Optionee" - An Outside Director who has been granted an Option under this Plan and who has executed a written Option agreement with the Company.

     (g) "Outside Director" - A Director of the Company who is not an officer or employee of the Company, the REIT Manager or any affiliate of the REIT Manager.

     (h) "Plan" - The Security Capital Atlantic Incorporated Share Option Plan for Outside Directors set forth herein.

     (i)  "REIT Manager" - Security Capital (Atlantic) Incorporated.

     (j)  "Share Option Agreement" - The agreement described in Section 5 between the Company and the Optionee under which the Optionee may purchase
Shares hereunder.
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     (k)  "Shares" - The Company's present shares of common stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange therefor.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Administrator, who shall, in accordance with the provisions hereof, (i) direct the preparation of any appropriate documentation, including Share Option Agreements, to effectuate the grant of Options, (ii) process and supervise the exercise and termination of Options, (iii) make necessary adjustments to the Shares because of changes in capitalization of the Company and (iv) perform such other ministerial acts as are necessary to carry out the purposes of the Plan.

     4. SHARES SUBJECT TO PLAN. There shall be reserved for use upon exercise of Options granted under the Plan 200,000 Shares (unless such maximum shall be increased or decreased by reason of changes in capitalization as provided in
Section 9 hereof). The Shares subject to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company. Shares with respect to which an Option has been exercised shall not again be available for option hereunder, unless the Option shall expire or terminate for any reason without having been exercised in full (including Shares which are surrendered pursuant to Section 5(d)), in which case new Options may be granted hereunder covering such Shares.

     5.   OPTIONS.

          (a) Option Grant and Agreement. On such date that a registration statement on Form S-11, or other applicable form to register the initial public offering of certain Shares of the Company, is declared effective by the Securities and Exchange Commission, and subsequently on each date of the Annual Meeting for the years 1997 through and including 2006, each Outside Director on such date (after the election of Directors in the Annual Meeting) shall be granted an Option to purchase 2,000 Shares for the exercise price and subject to the other provisions described below. Each Option granted hereunder shall be evidenced by a written Share Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth an offer to sell at the Option price, the number of Shares subject to the offer, the period of time during which the offer shall remain open, and such other terms and provisions that are consistent with the Plan.

          (b) Option Price. The Option price per Share subject to each Option shall be the greater of par value or the closing price of the Shares on the New York Stock Exchange on the date of the Annual Meeting corresponding to the Option grant, as such price is reported in the Wall Street Journal on the business day immediately following such date.

          (c) Option Period. The term of each Option shall be five (5) years. Each Option shall be subject to earlier termination as hereinafter provided.

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          (d)  Share Appreciation Rights Under Certain Circumstances.
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               (i)    In the event of the acquisition of fifty percent (50%) or
          more of the outstanding Shares as a result of any cash tender offer or exchange offer, other than one made by the Company, the Company shall give written notice to each Optionee promptly after the date on which the corporation, person or other entity making a cash tender offer or exchange offer acquires fifty percent (50%) or more of the outstanding Shares. Each Optionee shall thereafter have the right, for a period of thirty (30) days after the date of receipt of such notice from the Company, to either (i) exercise his or her Option in full, or (ii) surrender his or her Option, or the unexercised portion thereof, to the Company in exchange for a cash payment to be made by the Company to the Optionee within ten (10) days after receipt by the Company of the Option in an amount representing the difference between the Option price per Share under the Option and the cash price paid per Share in the tender offer, or in the event of an exchange offer, the value per Share of the securities and/or other property offered in such exchange offer.

               (ii) In the event of the dissolution or liquidation of the Company, each Option granted under this Plan shall terminate as of such dissolution or liquidation date, provided that each Optionee shall have the right during the thirty (30) day period prior to such date to exercise his or her Option in full. At the end of such period, any unexercised Option, or any unexercised portion thereof, shall terminate and be of no further effect.

     6. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

     7. EXERCISE OF OPTIONS; TERMINATION, DEATH OR DISABILITY. Each exercise of an Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full in cash or by certified check at the time of exercise. The holder of an Option shall not have any of the rights of a shareholder of the Company with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall have been delivered to him or her, or he or she has been determined by the Company's Transfer Agent to be a shareholder of record upon due exercise of the Option. If the Optionee's position as a Director shall be terminated for any reason other than death or Disability, the Optionee shall have the right, during the period ending three months after such termination, to exercise such Option, but in no event more than five years after the grant of such Option. In the event of the death or Disability of an Optionee, the Optionee or his or her guardian or legal representative in the event of Disability, or his or her personal representatives, heirs, legatees or distributees in the event

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of his or her death, shall have the right, up to twelve (12) months from the date of Disability or date of death, as the case may be, to exercise the Option to the extent that the Option was not exercised (but in any event not more than five years after the grant of such Option).

     8. COMPLIANCE WITH SECURITIES AND OTHER LAWS. In no event shall the Company be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or Article NINTH of the Company's Articles of Incorporation. As a condition of any sale or issuance of Shares under option, the Company may place legends on the Shares, issue stop transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the Optionee that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by him or her will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Option price shall be adjusted from time to time as follows:

          (a) Subject to any required action by shareholders, the number of Shares covered by each outstanding Option, and the Option price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

          (b) Subject to any required action by shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, provided that each Optionee shall, in such event, have the right immediately prior to such merger or consolidation in which the Company is not the surviving corporation to exercise his or her outstanding Options in full.

          (c) In the event of a change in the Shares as presently constituted which is limited to a change of all of its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.

     To the extent that the foregoing adjustments relate to Shares, such adjustments shall be made by the Administrator, whose determination shall be final, binding and conclusive.

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     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10. ADOPTION AND APPROVAL OF THE PLAN. The Plan was adopted by the Board of Directors of the Company on March 12, 1996, subject to the approval of a majority of the shareholders of the Company at the next Annual Meeting.

     11. AMENDMENT OF THE PLAN. All provisions of the Plan (including the form of Option agreement) may at any time or from time to time be modified or amended by the Board of Directors; provided, however, that (i) modifications or amendments which affect the determination of the amount, price and timing of Options awarded under the Plan may not be made more than once every six (6) months except to comport with changes to the Internal Revenue Code of 1986, as amended, or the rules thereunder and (ii) no Option at any time outstanding under the Plan may be modified, impaired or cancelled without the consent of the holder thereof, and provided further, the Plan may not be amended (a) to increase the maximum number of Shares subject to the Plan, (b) to reduce the Option price of the Shares, contrary to the provisions of the Plan as hereinabove set forth, or (c) to materially modify the requirements as to eligibility for participation in the Plan.

     12. PLAN TERMINATION. The Plan shall terminate on December 31, 2006 except as to Options outstanding on such date and no Option shall be granted under this Plan after that date.

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